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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
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          Date of Report (Date of Earliest Event Reported): May 4, 2001

                                SEACOR SMIT Inc.
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             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

              0-12289                                  13-3542736
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      (Commission File Number)              (I.R.S. Employer Identification
                                                          No.)

11200 Richmond Avenue, Suite 400
Houston, Texas                                                    77082
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(Address of Principal Executive offices)                        (Zip Code)

                                 (713) 782-5990
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              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
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          (Former Name or Former Address, if changed Since Last Report)
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73293.0004\1043779

Item 5. Other Events.

                  On May 4, 2001, SEACOR SMIT Inc. ("SEACOR") completed the acquisition of all of the issued share capital (the "Shares") of Stirling Shipping Holdings Limited ("Stirling") from the shareholders of Stirling pursuant to a stock purchase agreement (the "Stirling Stock Purchase Agreement"), dated as of May 4, 2001 (the "Closing Date"). The Stirling Stock Purchase Agreement is filed as an Exhibit hereto and is incorporated herein by reference.

                  Pursuant to the Stirling Stock Purchase Agreement, SEACOR purchased the Shares for aggregate consideration of (pound)54.3 million ($77.1 million based on exchange rates in effect and the price of SEACOR's common stock at the Closing Date), consisting of (pound)29.9 million ($43.0 million) in cash, paid from SEACOR's working capital and $25.0 million of borrowings under SEACOR's credit facility with Den norske Bank ASA, (pound)14.7 million ($21.2 million) in notes and 285,852 shares of SEACOR common stock ($12.9 million based on the New York Stock Exchange closing price on the Closing Date). This purchase price was determined based upon arms'-length negotiations and is subject to certain post-closing adjustments. The selling shareholders of Stirling were Iain Harrison, Fabienne Harrison, Patrick Harrison, James Cowderoy, Iona Cowderoy, Douglas Harrison, Nigel Harrison, Gerald Harrison, Kenneth MacDonald, Mary MacDonald, David Baird, Alison Baird, William Lauchlan, Inge Lauchlan, Kenneth Cadenhead, Lesley Cadenhead and 3i Group plc (collectively, the "Stirling Vendors").

                  Stirling is based in Glasgow, Scotland, and its fleet is dedicated to serving the oil and gas industry in the North Sea. Stirling owns nine platform supply vessels and three anchor handling towing supply ("AHTS") vessels. In addition, Stirling has contracted for construction of two new AHTS vessels that are scheduled for delivery in the first half of 2002. SEACOR intends to continue the use of all such vessels for the same purposes for which they were used prior to the acquisition.

                  A press release issued by SEACOR on May 4, 2001 announcing the close of the transaction is filed as an Exhibit hereto and is incorporated herein by reference.



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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)                        Exhibits.

Exhibit No.                Exhibit
-----------                -------

4.1 Instrument, dated May 4, 2001, setting forth terms of (pound)14,668,942 in aggregate principal amount of Fixed Rate Abatable Loan Notes (including form of Loan Note Certificate as a Schedule thereto).

10.1 Stock Purchase Agreement, dated as of May 4, 2001, by and between SEACOR SMIT Inc. and the Stirling Vendors.

10.2 Tax Deed, dated as of May 4, 2001, by and between SEACOR SMIT Inc. and the Stirling Vendors.

99 Press Release dated May 4, 2001 issued by SEACOR SMIT Inc. and Stirling Shipping Holdings Limited, announcing the acquisition of Stirling.





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

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        SEACOR SMIT INC.


Date:    May 17, 2001.         By:      /s/ Randall Blank
                                        ---------------------------------------
                                        Randall Blank
                                        Executive Vice President,
                                        Chief Financial Officer and
                                        Secretary






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

                                  EXHIBIT INDEX

Exhibit No.                Exhibit
-----------                -------

4.1 Instrument, dated May 4, 2001, setting forth terms of (pound)14,668,942 in aggregate principal amount of Fixed Rate Abatable Loan Notes (including form of Loan Note Certificate as a Schedule thereto).

10.1 Stock Purchase Agreement, dated as of May 4, 2001, by and between SEACOR SMIT Inc. and the Stirling Vendors.

10.2 Tax Deed, dated as of May 4, 2001, by and between SEACOR SMIT Inc. and the Stirling Vendors.

99 Press Release dated May 4, 2001 issued by SEACOR SMIT Inc. and Stirling Shipping Holdings Limited, announcing the acquisition of Stirling.







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